UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

BED BATH & BEYOND INC.

(Exact name of Registrant as Specified in Its Charter)

New York	0-20214	11-2250488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Liberty Avenue

Union, New Jersey 07083

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (908) 688-0888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

The Exchange Offers and the Consent Solicitations

On November 16, 2022, Bed Bath & Beyond Inc. (the “Company”) issued a press release announcing that it extended its previously announced offers to exchange (the “Exchange Offers”) any and all of its outstanding:

(i) 3.749% Senior Notes due 2024 (the “2024 Notes”) for new 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or new 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes”), at the option of the holder of the 2024 Notes;

(ii) 4.915% Senior Notes due 2034 (the “2034 Notes”) for new 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Convertible Notes” and, together with the New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes, the “New Notes”); and

(iii) 5.165% Senior Notes due 2044 (the “2044 Notes” and, collectively with the 2024 Notes and the 2034 notes, the “Old Notes”) for New Third Lien Convertible Notes,

in each case upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 (including a prospectus and consent solicitation statement forming a part thereof, the “Prospectus”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2022 (the “Registration Statement”). In connection with the Exchange Offers, the Company is also soliciting consents to amend the indenture governing the Old Notes (the “Consent Solicitations”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Each of the Exchange Offers and Consent Solicitations, which were originally scheduled to expire at 11:59 p.m., New York City time, on November 15, 2022, has been extended until 11:59 p.m., New York City time, on November 18, 2022 (as such time and date may be further extended, the “Expiration Time”).

Except for the extension of the Expiration Time, all other terms of the Exchange Offers and Consent Solicitations remain unchanged.

As of 11:59 p.m., New York City time, on November 15, 2022, which was the original expiration time for the Exchange Offers, the principal amounts of Old Notes validly tendered and not validly withdrawn, as advised by Global Bondholder Services Corporation, the exchange agent for the exchange offers, are set forth in the table below:

Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Principal Amount Tendered	Approximate Percentage of Old Notes Tendered
3.749% Senior Unsecured Notes due 2024	075896 AA8	$215,404,500	$36,477,000	16.93%
4.915% Senior Unsecured Notes due 2034	075896 AB6	$209,712,000	$51,156,000	24.39%
5.165% Senior Unsecured Notes due 2044	075896 AC4	$604,820,000	$68,382,000	11.31%

As previously announced, we entered into privately negotiated exchanges with certain existing institutional holders of our Old Notes. In total, the existing holders exchanged approximately $69 million aggregate principal amount of 2024 Notes, $15.3 million aggregate principal amount of 2034 Notes and $70.2 million aggregate principal amount of 2044 Notes, plus accrued and unpaid interest on such notes, and in one case cash, for approximately 14.5 million shares of our common stock. The Outstanding Principal Amount of each series of Old Notes in the table above gives effect to the cancellation of the Old Notes exchanged in the private exchanges.

The Exchange Offers and the Consent Solicitations are being made only by and pursuant to the terms and subject to the conditions set forth in the Registration Statement, including the Prospectus, and the information summarized herein is qualified by reference to such Prospectus and the Registration Statement.

Forward-looking statements

This Current Report on Form 8-K (including Exhibit 99.1 hereto) contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this Form 8-K and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including our ability to successfully consummate the Exchange Offers and Consent Solicitations. Readers are strongly encouraged to read the full cautionary statements contained in the Company’s filings with the SEC, including the risk factors set forth in the Registration Statement. The Company disclaims any obligation to update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on November 16, 2022, related to the Extension of Exchange Offers and Consent Solicitations

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.

By:	/s/ Laura Crossen
Laura Crossen
Interim Chief Financial Officer

Date: November 16, 2022